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                                    EXHIBIT 1

                            STOCK PURCHASE AGREEMENT

         THIS AGREEMENT (the "Agreement") dated as of April 19, 2001, is entered into between CIRCUIT SYSTEMS, INC., an Illinois corporation (the "Company"), and TANG INDUSTRIES, INC., a Nevada corporation, or its assignees or nominees (the "Buyer")

                              W I T N E S S E T H:

         WHEREAS, Company is the owner of Four Hundred Eighty Eight Thousand Four Hundred Thirteen (488,413) of the issued and outstanding shares of common stock of SigmaTron International, Inc., a Delaware corporation ("SigmaTron"), which are subject to re-sale restrictions under applicable securities laws and regulations; and

         WHEREAS, Company desires to sell all of the issued and outstanding shares of common stock of SigmaTron owned by it to Buyer; and

         WHEREAS, Buyer desires to purchase all of the issued and outstanding shares of common stock of SigmaTron owned by Company;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Buyer agree as follows:

         1. PURCHASE AND SALE OF STOCK. At Closing (as defined in Section 3), Buyer agrees to purchase, and Company agrees to sell, Four Hundred Eighty Eight Thousand Four Hundred Thirteen (488,413) shares of common stock of SigmaTron (the "Shares"), such Shares being all of the issued and outstanding shares of common stock of SigmaTron owned by Company, for the purchase price of Two Hundred Nineteen Thousand Seven Hundred Eighty Five and 85/100 Dollars ($219,785.85) (the "Purchase Price"), which equals Forty Five Cents ($.45) per share.

         2. DELIVERY OF STOCK CERTIFICATES AND PAYMENT OF PURCHASE PRICE. At Closing, Company shall deliver to Buyer stock certificate(s) (or affidavits of loss) evidencing the Shares, together with appropriate stock powers duly endorsed by Company for transfer of the Shares to Buyer, and Buyer will pay to Company the Purchase Price. Subject to fulfillment or waiver of the conditions set forth in Section 9, the Purchase Price shall be paid in full by Buyer to Company at Closing by wire-transfer.

         3. CLOSING. Subject to the provisions of Section 9, the closing ("Closing") of the transactions contemplated by this Agreement shall occur no later than one (1) business day after the entry of an order approving the sale, which is not subject to a stay pending appeal (the "Closing Date"), at the offices of Greenberg Traurig, LLP, 227 West Monroe Street, Suite 3500, Chicago, Illinois 60606. The Closing shall be deemed to be effective as of 12:01 a.m. (Chicago time) on the Closing Date (the "Effective Time").

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         4. COMPANY'S ADDITIONAL DELIVERIES. At Closing, Company shall deliver to Buyer all of the following, in addition to the items listed in Section 2 hereof

         4.1 A certificate of the Secretary or an Assistant Secretary of the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer, as to the resolutions of the Board of Directors of Company authorizing the execution and performance of this Agreement, and the transactions contemplated thereby;

         4.2 Such other bills of sale, assignments and other instruments of transfer or conveyance as Buyer may reasonably request or as may be otherwise necessary to evidence and effect the sale, assignment, transfer, conveyance and delivery of the Shares to Buyer; and

         4.3 Company shall deliver to Buyer at Closing the stock certificates evidencing the Shares (or affidavits of loss relating to the Shares).

         5. BUYER'S DELIVERIES. At Closing, Buyer shall deliver to Company the following:

         5.1 A Certificate of the Secretary or an Assistant Secretary of Buyer, dated as of the Closing Date, in form and substance reasonably satisfactory to Company, as to the resolutions of the Board of Directors of Buyer authorizing the execution and performance of this Agreement, and the transactions contemplated herein;

         5.2 Such other agreements as Company may reasonably request or as may be otherwise necessary to evidence and effect the sale, assignment, transfer, conveyance, and delivery of the Shares to Buyer; and

         5.3 The Purchase Price in immediately available funds by wire transfer.

         6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF COMPANY. Company represents, warrants and covenants to Buyer as follows, which representations, warranties and covenants shall continue in full force and effect from the date hereof and shall survive Closing:

         6.1 The Shares consist of Four Hundred Eighty Eight Thousand Four Hundred Thirteen (488,413) shares of common stock of SigmaTron and are all of the issued and outstanding shares of common stock of SigmaTron common stock owned by Company. Company is the owner, both of record and beneficially, of the Shares, has good and marketable title thereto, which at Closing, will not be subject to any liens, pledges, mortgages, security interests, claims, charges, encumbrances, assessments or other adverse interests (other than those restrictions imposed pursuant to applicable securities laws or regulations), and has and will have all requisite capacity, right and lawful power to transfer the Shares to Buyer without any consent or other actions of third parties or governmental authorities, subject to Sections 6.4 and 8 below. At Closing, upon the payment of the Purchase Price, Buyer will be the absolute owner of the Shares and shall have good and marketable title thereto, free and clear of all liens, pledges, mortgages,

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                  security interests, claims, charges, encumbrances, assessments or other adverse interests, arising by, through or under Company, except as to any transfer restrictions imposed by applicable securities laws or regulations.

         6.2 Company is duly organized and is validly existing as a corporation in good standing under the laws of the State of Illinois.

         6.3 Company has not employed the services of any broker, finder or sales agent in connection with the transactions contemplated by this Agreement.

         6.4 Subject to entry of a Sale Order as contemplated in Section 8 hereof, Company has the full right, power, legal capacity and authority to enter into and perform its obligations under this Agreement, and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Company, and constitutes a legal, valid and binding obligation of Company enforceable in accordance with its terms.

         6.5 Without in any way limiting the representations, warranties, covenants and agreements made by Company in this Agreement, no representation, warranty, covenant or agreement made by Company in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements included herein or therein not misleading.

         6.6      Except only for the bankruptcy proceedings referenced in
                  Section 8, Company is not a party to any action, suit, proceeding or, to its knowledge, any investigation presently pending, nor to its knowledge are there any claims threatened which are related to or might adversely affect Company's consummation of the transactions contemplated by this Agreement.

         7. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER. Buyer represents, warrants and covenants to Company as follows, which representations, warranties and covenants shall continue in full force and effect from the date hereof and shall survive Closing:

         7.1 Buyer is duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada.

         7.2 Buyer has not employed the services of any broker, finder or sales agent in connection with the transactions contemplated by this Agreement.

         7.3 Buyer has the full right, power, legal capacity, and authority to enter into and perform its obligations under this Agreement and to consummate the transactions intended herein. No consents from third parties or government approvals are necessary to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Buyer, and constitutes a legal, valid, and binding obligation of Buyer, enforceable in accordance with its terms.

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         7.4      Without in any way limiting the representations, warranties, covenants and agreements made by Buyer in this Agreement, no representation, warranty, covenant or agreement made by Buyer in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements included herein or therein not misleading

         7.5 As of the date of this Agreement, Buyer has the financial wherewithal to pay the Purchase Price.

         7.6 Buyer understands and acknowledges that the Shares have not been registered under the Federal Securities Act of 1933, as amended (the "Act"), or under any state "Blue Sky" laws, and that the Shares are being sold to Buyer in reliance upon certain exemptions from the registration requirements of the Act and such laws. Therefore, the Shares cannot be sold unless subsequently registered under the Act and such state laws or an exception from such registration is available.

         7.7 Buyer has had access to such financial and other information concerning the business and financial condition of SigmaTron as Buyer desires for the purposes of making this investment. Accordingly, Buyer is aware of SigmaTron's business affairs and financial condition and has acquired sufficient information about SigmaTron to reach an informed and knowledgeable decision to acquire the Shares.

         8.       ADDITIONAL AGREEMENTS.

         8.1 FURTHER ASSURANCES. Each party shall execute and deliver such additional. instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out, and comply with all of the terms of this Agreement and the transactions contemplated hereby.

         8.2 COURT APPROVAL. Notwithstanding anything set forth or implied herein to the contrary, the obligations of the parties hereto to proceed with the transaction contemplated by this Agreement are subject to higher and better bids, if any, and final approval of this Agreement by the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division, which shall be obtained within twenty (20) days after execution of this Agreement, unless extended by the parties in writing.

         8.3 BID PROTECTION. To the extent that any higher or better offers are made for the Shares, such Competing Bids must, at a minimum, contain the following terms:

                  (i) Any competing bid for the Shares shall provide for aggregate consideration in an amount not less than the Purchase Price, plus twenty percent (20%) of the Purchase Price, or at least $263,743.02 (which is Fifty Four Cents ($.54) per share);

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                  (ii)     No competing bid shall be on terms and conditions
                           which are more burdensome or conditional in any material respect than the terms of this Agreement;

                  (iii) No competing bid shall be contingent upon receipt of financing necessary to its consummation; and

                  (iv) No competing bid shall be contingent upon the outcome of any due diligence by the competing bidder.

                  If any competing bid for the Shares is submitted to Company which satisfies the above conditions and is received prior to obtaining Bankruptcy Court approval of this Agreement, Company may accept such competing bid; provided that, Buyer and any competing bidder shall be able to make new offers for amounts in excess of the immediately preceding competing offer, subject to the Company establishing minimum overbid amounts.

         8.4      SALE ORDER. Subject to Section 8.3, within no more than twenty
                  (20) days after execution of this Agreement, Company shall use reasonably commercial efforts to obtain an order from the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division, approving this Agreement and authorizing the sale of the Shares free and clear of all liens, claims, interests, and encumbrances (except those restrictions imposed by applicable securities laws or regulations). This order shall be in a form reasonably acceptable to Buyer and Company.

         9. CLOSING CONDITIONS FOR THE BENEFIT OF BUYER. Buyer's obligations to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or prior to Closing, of the following conditions (compliance with any of which Buyer may waive):

         9.1 The representations, warranties and covenants of Company contained herein shall be true when made and on and as of Closing with the same force and effect as though made on and as of Closing. As of Closing, Company shall have performed and complied with all the covenants, agreements and conditions required to be performed and complied with by Company prior to or on Closing.

         9.2 The Court has entered an order approving the sale of the Shares on the docket and such order shall not be subject to a stay pending appeal.

         10. CLOSING CONDITIONS FOR THE BENEFIT OF COMPANY. The obligations of Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or prior to Closing, of the following conditions (compliance with any of which Company may waive):

         10.1 The representations, warranties and covenants of Buyer contained herein shall be true when made and on and as of Closing with the, same force and effect as though made on and as of Closing. As of Closing, Buyer shall have performed

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                  and complied with all the covenants, agreements and
                  conditions required to be performed and complied with by Buyer prior to or on Closing.

         11. TERMINATION OF AGREEMENT. This Agreement shall terminate only upon the occurrence of one of the following:

         11.1 Company's failure to obtain a court order authorizing the sale of the Shares to Buyer which shall be obtained no later than twenty-five (25) days after execution of this Agreement, unless such date is extended in writing by the parties;

         11.2 Buyer's failure to close the purchase of the Shares, unless such date is extended in writing by Company; or

         11.3 May 15, 2001, unless such date is extended in writing by the parties.

Company reserves any and all rights to pursue claims or causes of action against Buyer in law or equity to the extent this Agreement is not consummated, through no fault of Company.

         12. NOTICES. Any notice or other communication required, permitted or desirable hereunder, shall be in writing, and shall be deemed sufficiently given if personally delivered, or if sent by facsimile transmission or by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

                  TO COMPANY                 Circuit Systems, Inc.
                                             c/o Thomas Rieck
                                             Rieck & Crotty, PC
                                             55 West Monroe Street
                                             Suite 3390
                                             Chicago, IL 60603
                                             Telephone: (312) 726-4646
                                             Facsimile: (312)726-0647

                  with a copy to:            Nancy A. Peterman
                                             Greenberg Traurig LLP
                                             227 West Monroe Street
                                             Suite 3500
                                             Chicago, IL 60606
                                             Telephone: (312) 456-8400
                                             Facsimile: (312) 456-8435


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                  TO BUYER:                  Tang Industries, Inc..
                                             c/o John P. Chen
                                             National Material L.P.
                                             400 Central
                                             Northfield, IL 60091
                                             Telephone: (847) 784-5110
                                             Facsimile: (847) 784-1428

                  with a copy to:            Vytas P. Ambutas
                                             National Material L.P.
                                             1965 Pratt Boulevard
                                             Elk Grove Village, IL 60007
                                             Telephone: (847) 806-7200
                                             Facsimile: (847) 806-7244

Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above. Any notice given in accordance with the above shall be deemed to have been given upon personal delivery if so delivered, upon receipt of confirmation if sent via facsimile transmission, or on the third day after mailing if mailed.

         13. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto, and, except as otherwise provided herein with respect to Buyer, shall not be assigned by any party without the written consent of the other party to this Agreement.

         14. CONSTRUCTION. This Agreement shall be constructed and enforced in accordance with the internal laws of the State of Illinois, without regard to any conflict of law principals.

         15. EXPENSES. Except as otherwise provided herein, whether or not the transaction contemplated herein shall be consummated, the parties shall pay their own expenses incident to preparing, entering into and carrying into effect this Agreement and for the consummation of said transaction, including, without limitation, the fees and expenses of their respective counsel, accountants and other experts.

         16. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the documents delivered pursuant to the Agreement contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings, or letters of intent between or among any of the parties hereto. This Agreement shall not be amended, modified, or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

         17. INTERPRETATION. Article, titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

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         18. PARTIAL INVALIDITY. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but if any one or more of the provisions contained herein shall, for any reason, be held to bc invalid, illegal, or unenforceable in any respect, such provision shall be ineffective only to the extent of such invalidity, illegality, or unenforceability without invalidating the remainder of such provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

CIRCUIT SYSTEMS, INC.               TANG INDUSTRIES, INC.

By:  /s/ Thomas W. Rieck            By:  /s/ John P. Chen
   ------------------------------      ------------------------------------

Name:  Thomas W. Rieck              Name:  John P. Chen
     ----------------------------        ------------------------------

Its:  President                     Its:  Vice President and Treasurer
    -----------------------------       ------------------------------------


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